Exhibit 10.9

TENTH LOAN MODIFICATION AGREEMENT

This Tenth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 9, 2011, and is effective as of January 31, 2011, by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 2400 Hanover Street, Palo Alto, CA 94304 (“Bank”) and MERU NETWORKS, INC., a Delaware corporation with its chief executive office located at 894 Ross Drive, Sunnyvale, California 94089 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 29, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of January 29, 2007, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of November 30, 2007, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of July 30, 2008, between Borrower and Bank, as further amended by a certain Third Loan Modification Agreement dated as of November 30, 2008, between Borrower and Bank, as further amended by a certain Fourth Loan Modification Agreement dated as of February 26, 2009, between Borrower and Bank, as further amended by a certain Fifth Loan Modification Agreement dated as of April 27, 2009, between Borrower and Bank, as further amended by a certain Sixth Loan Modification Agreement dated as of March 22, 2010, between Borrower and Bank, as further amended by a certain Seventh Loan Modification Agreement (“Seventh Amendment”) dated as of June 29, 2010, between Borrower and Bank, as further amended by a certain Eighth Loan Modification Agreement dated as of September 2010, between Borrower and Bank, and as further amended by a certain Ninth Loan Modification Agreement dated as of December 17, 2010, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and that certain Intellectual Property Security Agreement dated as of January 29, 2007, between Borrower and Bank (the “IP Security Agreement” and together with the Loan Agreement and any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the definition of “Revolving Line Maturity Date” appearing in Section 13.1 thereof and replacing it with the following definition:

“ “Revolving Line Maturity Date” is the earliest of (a) April 30, 2011, or (b) the occurrence of an Event of Default.”

4. FEES. Borrower shall pay to Bank a modification fee equal to One Thousand Seven Hundred Fifty Dollars ($1,750.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement and acknowledges, confirms and agrees that said IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said IP Security Agreement, which shall remain in full force and effect.

6. RATIFICATION OF REPRESENTATIONS AND WARRANTIES. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Representations and Warranties dated as of January 9, 2007, between Borrower and Bank (the “Representations and Warranties”), and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Representations and Warranties have not changed, as of the date hereof, except (a) that Borrower has an additional subsidiary, Meru Networks International, Inc., a Delaware corporation, (b) that Borrower’s chief executive address is 894 Ross Drive, Sunnyvale, California 94089, and (c) as set forth on Annex A of the Seventh Amendment.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of California in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO

REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

14. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

15. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed under the laws of the State of California as of the date first written above.

BORROWER:		BANK:

MERU NETWORKS, INC.		SILICON VALLEY BANK

By:	/s/ Brett T.White	By:	/s/ Nick Tsiagkas

Name:	Brett T. White	Name:	Nick Tsiagkas

Title:	CFO	Title:	Relationship Manager